ALLIS-CHALMERS CORPORATION AND CONSOLIDATED SUBSIDIARIES


        EXHIBIT 21.1.
        SUBSIDIARIES
                                                          State
                                                         in Which
                                                        Subsidiary
                                                        Organized

        Houston Dynamic Service, Inc.                    Texas

        KILnGAS R&D, Inc.                                Illinois

        U.S. Fluidcarbon Inc.                            Delaware